Exhibit 99.1
Earthstone Energy, Inc. Reports 2020 Second Quarter and Year-to-Date Financial Results
Achieved Free Cash Flow of $35 Million in Second Quarter

The Woodlands, Texas, August 5, 2020 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we”, “our” or “us”), today announced financial and operating results for the three months ended June 30, 2020.

Second Quarter 2020 Highlights

•	Average daily production of 13,555 Boepd(1)

•	Adjusted EBITDAX(2) of $39.8 million ($32.30 per Boe)

•	All-in cash costs(2) of $10.11 per Boe

•	Operating Margin(2) of $11.83 per Boe ($35.64 including realized hedge settlements)

•	Free Cash Flow(2) of $35.3 million

•	Capital expenditures of $3.2 million

•	Net loss of $(35.9) million, or $(0.55) per Adjusted Diluted Share(2)

◦	Adjusted net income of $12.8 million, or $0.20 per Adjusted Diluted Share(2)

Year-to-Date 2020 Highlights

•	Average daily production of 14,661 Boepd(1)

•	Adjusted EBITDAX(2) of $78.0 million ($29.25 per Boe)

•	All-in cash costs(2) of $11.62 per Boe

•	Operating Margin(2) of $17.75 per Boe ($32.41 including realized hedge settlements)

•	Free Cash Flow(2) of $30.0 million

•	Capital expenditures of $45.1 million

•	Net income of $0.8 million, or $0.01 per Adjusted Diluted Share(2)

◦	Adjusted net income of $21.0 million, or $0.32 per Adjusted Diluted Share(2)

(1)	Represents reported sales volumes.

(2)	See "Non-GAAP Financial Measures" section below.

Management Comments

Mr. Robert J. Anderson, President and CEO of Earthstone, commented, “We had a good quarter against a difficult backdrop that was unprecedented in our industry with the second quarter of 2020 being hit with low commodity prices, reduced demand due to COVID-19 and threats of forced curtailments. Due to our strong hedge position and continued focus on reducing cash costs, we achieved both significant Adjusted EBITDAX of almost $40 million, and generated $35 million of Free Cash Flow. We expect to continue to generate Free Cash Flow for the remainder of the year which will be used to reduce our borrowings and, additionally, we expect this reduction to assist us in achieving our target of being below 1x net debt to Adjusted EBITDAX at year-end.”

Mr. Anderson continued, “We executed our voluntary shut-in / curtailment program successfully in the second quarter without production complications or additional expense. Our continued focus on operating expense reduction was evident during the quarter as expenses were reduced by 40% compared to the first quarter, which was partially driven by shut-ins during May. All of our wells have been returned to full production and based on our recently announced updated production guidance, we expect to average 13,000 - 14,000 Boepd for the full year and therefore have relatively flat production from 2019 to 2020 with our previously guided capital expenditures of $50-60 million. With the vast majority of our capital program for 2020 completed in the first half of the year, we now have 11 wells drilled but uncompleted. Depending on completion timing, these 11 wells should allow us to maintain production relatively flat in 2021 with net capital expenditures presently estimated at $30 million. For the remainder of 2020 we will continue to focus on cost control and generating Free Cash Flow while considering various consolidation opportunities that are a direct result of the current environment.”

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Total revenues	$21,663	$44,542	$66,801	$85,270

Lease operating expense	5,588	8,005	14,927	14,066

General and administrative expense (excluding stock-based compensation)	4,119	4,555	8,557	9,418
Stock-based compensation (non-cash)	2,568	2,261	5,262	4,473
General and administrative expense	$6,687	$6,816	$13,819	$13,891

Net (loss) income	$(35,909)	$19,536	$805	$(18,907)
Less: Net (loss) income attributable to noncontrolling interest	(19,570)	10,759	436	(10,480)
Net (loss) income attributable to Earthstone Energy, Inc.	(16,339)	8,777	369	(8,427)
Net (loss) income per common share(1)
Basic	(0.55)	0.30	0.01	(0.29)
Diluted	(0.55)	0.30	0.01	(0.29)
Adjusted EBITDAX(2)(5)	$39,846	$33,849	$78,049	$66,417

Production(3):
Oil (MBbls)	800	704	1,680	1,382
Gas (MMcf)	1,351	1,243	3,021	2,070
NGL (MBbls)	208	245	485	438
Total (MBoe)(4)	1,233	1,156	2,668	2,164
Average Daily Production (Boepd)	13,555	12,699	14,661	11,958
Average Prices:
Oil ($/Bbl)	23.56	57.92	35.63	55.17
Gas ($/Mcf)	0.83	0.10	0.73	0.59
NGL ($/Bbl)	8.10	14.90	9.76	17.89
Total ($/Boe)	17.56	38.54	25.03	39.40
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)(5)	59.61	61.92	58.04	60.88
Gas ($/Mcf)(5)	1.23	1.54	1.21	1.58
NGL ($/Bbl)	8.10	14.90	9.76	17.89
Total ($/Boe)(5)	41.37	42.52	39.69	43.99
Operating Margin per Boe
Average realized price(5)	$17.56	$38.54	$25.03	$39.40
Lease operating expense	4.53	6.92	5.59	6.50
Production and ad valorem taxes	1.20	2.35	1.69	2.45
Operating margin per Boe	11.83	29.27	17.75	30.45
Realized hedge settlements	23.81	3.98	14.66	4.59
Operating margin per Boe (including realized hedge settlements)	$35.64	$33.25	$32.41	$35.04

(1)	Net (loss) income per common share attributable to Earthstone Energy, Inc.

(2)	See “Non-GAAP Financial Measures” section below.

(3)	Represents reported sales volumes.

(4)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

(5)	Includes $5.7 million and $2.1 million of cash proceeds related to hedges unwound during the second quarter of 2020 and first quarter of 2019, respectively.

Liquidity Update

As of June 30, 2020, we had $1.8 million in cash and $168.6 million of long-term debt outstanding under our senior secured revolving credit facility (our “Credit Facility”) with a borrowing base of $275 million. With the $106.4 million of undrawn borrowing base capacity and $1.8 million in cash, we had total liquidity of approximately $108.2 million. Through June 30, 2020, we had incurred $45.1 million of our estimated $50 - $60 million in capital expenditures for 2020.

Through July 31, 2020, we have paid down an additional $14.3 million in outstanding borrowings under our Credit Facility as of June 30, 2020 which is in line with our 2020 expectations to generate Free Cash Flow and further reduce our outstanding borrowings absent any extraordinary events. However, it should be noted that we may borrow temporarily as the timing of our cash flows may fluctuate between reporting periods.

Commodity Hedging

The following table sets forth our outstanding derivative contracts as of June 30, 2020. When aggregating multiple contracts, the weighted average contract price is disclosed.

As of June 30, 2020:

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu)	Weighted Average Price ($/Bbl / $/MMBtu)
Q3 - Q4 2020	Crude Oil	1,196,000	$58.35
Q1 - Q4 2021	Crude Oil	1,460,000	$55.16
Q3 - Q4 2020	Crude Oil Basis Swap (1)	1,196,000	$(1.50)
Q3 - Q4 2020	Crude Oil Basis Swap (2)	184,000	$2.55
Q3 - Q4 2020	Crude Oil Roll Swap (3)	1,104,000	$(1.79)
Q1 - Q4 2021	Crude Oil Basis Swap (1)	1,825,000	$1.05
Q3 - Q4 2020	Natural Gas	1,288,000	$2.85
Q1 - Q4 2021	Natural Gas	2,920,000	$2.71
Q3 - Q4 2020	Natural Gas Basis Swap (4)	1,288,000	$(1.07)
Q1 - Q4 2021	Natural Gas Basis Swap (4)	2,920,000	$(0.50)

(1)	The basis differential price is between WTI Midland Argus Crude and the WTI NYMEX.

(2)	The basis differential price is between WTI Houston and the WTI NYMEX.

(3)	The swap is between WTI Roll and the WTI NYMEX.

(4)	The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

Updated 2020 Guidance

The Company’s 2020 production, capital budget and Cash G&A guidance remain unchanged. We currently assume no additional operated or non-operated wells will be drilled or completed in 2020 but will continue to monitor market conditions and consider adjusting our plan appropriately. Additional cost guidance for 2020 is provided below.

2020 Capital Expenditures	$ millions (Net)	Gross / Net Operated Wells Drilled & Awaiting Completion	Gross / Net Operated Wells On Line	Net Non-Operated Wells On Line
Drilling and Completions	$45 – 55	11 / 9.7	3 / 3.0	3.1
Land / Infrastructure	5
2020 Total Capital Expenditures	$50 – 60

2020 Average Daily Production (Boepd)	13,000 – 14,000
% Oil	61% – 62%
% Liquids	81% – 82%

2020 Operating Costs
Lease Operating Expense ($/Boe)	$5.50 - $6.00
Production and Ad Valorem Taxes (% of Revenue)	6.25% - 7.25%
Cash G&A (1) ($mm)	$15.5 – $16.5
Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward-Looking Statements” section below.

(1)	Cash G&A is a non-GAAP measure defined as general and administrative expenses less stock-based compensation which is not settled in cash.

Conference Call Details

Earthstone is hosting a conference call on Thursday, August 6, 2020 at 12:00 p.m. Eastern (11:00 a.m. Central) to discuss the Company’s financial results for the second quarter of 2020 and its outlook for the remainder of 2020. Prepared remarks by Robert J. Anderson, President and Chief Executive Officer, and Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer, will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company website (www.earthstoneenergy.com). Please select "Events & Presentations" under the "Investors" section of the Company’s website and log on at least 10 minutes in advance to register.

A replay of the call and webcast will be available on the Company's website and by telephone until 12:00 p.m. Eastern (11:00 a.m. Central), Thursday, August 20, 2020. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13707795.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in development and operation of oil and natural gas properties. The Company’s primary assets are in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is traded on NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2019, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	June 30,	December 31,
ASSETS	2020	2019
Current assets:
Cash	$1,810	$13,822
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	12,908	29,047
Joint interest billings and other, net of allowance of $80 and $83 at June 30, 2020 and December 31, 2019, respectively	7,779	6,672
Derivative asset	31,626	8,860
Prepaid expenses and other current assets	2,032	1,867
Total current assets	56,155	60,268

Oil and gas properties, successful efforts method:
Proved properties	994,333	970,808
Unproved properties	238,551	260,271
Land	5,382	5,382
Total oil and gas properties	1,238,266	1,236,461

Accumulated depreciation, depletion and amortization	(242,597)	(195,567)
Net oil and gas properties	995,669	1,040,894

Other noncurrent assets:
Goodwill	—	17,620
Office and other equipment, net of accumulated depreciation and amortization of $3,435 and $3,180 at June 30, 2020 and December 31, 2019, respectively	1,164	1,311
Derivative asset	11,642	770
Operating lease right-of-use assets	2,932	3,108
Other noncurrent assets	1,412	1,572
TOTAL ASSETS	$1,068,974	$1,125,543
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,525	$25,284
Revenues and royalties payable	19,324	35,815
Accrued expenses	9,809	19,538
Asset retirement obligation	308	308
Derivative liability	169	6,889
Advances	93	11,505
Operating lease liabilities	763	570
Finance lease liabilities	119	206
Other current liabilities	—	43
Total current liabilities	39,110	100,158

Noncurrent liabilities:
Long-term debt	168,588	170,000
Deferred tax liability	15,165	15,154
Asset retirement obligation	1,979	1,856
Derivative liability	349	—
Operating lease liabilities	2,169	2,539
Finance lease liabilities	38	85

Other noncurrent liabilities	141	—
Total noncurrent liabilities	188,429	189,634

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 30,020,357 and 29,421,131 issued and outstanding at June 30, 2020 and December 31, 2019, respectively	30	29
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 35,058,687 and 35,260,680 issued and outstanding at June 30, 2020 and December 31, 2019, respectively	35	35
Additional paid-in capital	535,049	527,246
Accumulated deficit	(181,342)	(181,711)
Total Earthstone Energy, Inc. equity	353,772	345,599
Noncontrolling interest	487,663	490,152
Total equity	841,435	835,751

TOTAL LIABILITIES AND EQUITY	$1,068,974	$1,125,543

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
REVENUES
Oil	$18,847	$40,767	$59,859	$76,214
Natural gas	1,127	129	2,213	1,223
Natural gas liquids	1,689	3,646	4,729	7,833
Total revenues	21,663	44,542	66,801	85,270

OPERATING COSTS AND EXPENSES
Lease operating expense	5,588	8,005	14,927	14,066
Production and ad valorem taxes	1,479	2,709	4,502	5,303
Rig termination expense	426	—	426	—
Depreciation, depletion and amortization	22,902	14,197	47,558	28,202
Impairment expense	62	—	60,433	—
General and administrative expense	6,687	6,816	13,819	13,891
Transaction costs	(463)	212	381	582
Accretion of asset retirement obligation	46	54	90	108
Exploration expense	(3)	—	298	—
Total operating costs and expenses	36,724	31,993	142,434	62,152

(Loss) gain on sale of oil and gas properties	(6)	(201)	198	(326)

(Loss) income from operations	(15,067)	12,348	(75,435)	22,792

OTHER INCOME (EXPENSE)
Interest expense, net	(1,285)	(1,677)	(3,021)	(3,126)
(Loss) gain on derivative contracts, net	(20,679)	9,496	79,105	(38,398)
Other income (expense), net	12	(18)	138	(22)
Total other income (expense)	(21,952)	7,801	76,222	(41,546)

(Loss) income before income taxes	(37,019)	20,149	787	(18,754)
Income tax benefit (expense)	1,110	(613)	18	(153)
Net (loss) income	(35,909)	19,536	805	(18,907)

Less: Net (loss) income attributable to noncontrolling interest	(19,570)	10,759	436	(10,480)

Net (loss) income attributable to Earthstone Energy, Inc.	$(16,339)	$8,777	$369	$(8,427)

Net (loss) income per common share attributable to Earthstone Energy, Inc.:
Basic	$(0.55)	$0.30	$0.01	$(0.29)
Diluted	$(0.55)	$0.30	$0.01	$(0.29)

Weighted average common shares outstanding:
Basic	29,858,162	28,895,893	29,677,795	28,808,205
Diluted	29,858,162	29,228,886	29,677,795	28,808,205

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$805	$(18,907)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	47,558	28,202
Impairment of proved and unproved oil and gas properties	42,813	—
Impairment of goodwill	17,620	—
Accretion of asset retirement obligations	90	108
Settlement of asset retirement obligations	—	(179)
(Gain) loss on sale of oil and gas properties	(198)	326
Total (gain) loss on derivative contracts, net	(79,105)	38,398
Operating portion of net cash received in settlement of derivative contracts	39,096	9,956
Stock-based compensation	5,262	4,473
Deferred income taxes	(18)	153
Amortization of deferred financing costs	161	215
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	15,060	(1,257)
(Increase) decrease in prepaid expenses and other current assets	(747)	(537)
Increase (decrease) in accounts payable and accrued expenses	(3,410)	(5,222)
Increase (decrease) in revenues and royalties payable	(16,491)	(3,845)
Increase (decrease) in advances	(11,412)	3,400
Net cash provided by operating activities	57,084	55,284
Cash flows from investing activities:
Additions to oil and gas properties	(67,493)	(79,760)
Additions to office and other equipment	(108)	(202)
Proceeds from sales of oil and gas properties	409	2
Net cash used in investing activities	(67,192)	(79,960)
Cash flows from financing activities:
Proceeds from borrowings	69,906	128,087
Repayments of borrowings	(71,318)	(96,915)
Cash paid related to the exchange and cancellation of Class A Common Stock	(382)	(661)
Cash paid for finance leases	(110)	(237)
Deferred financing costs	—	(189)
Net cash (used in) provided by financing activities	(1,904)	30,085
Net (decrease) increase in cash	(12,012)	5,409
Cash at beginning of period	13,822	376
Cash at end of period	$1,810	$5,785
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$2,659	$2,760
Non-cash investing and financing activities:
Accrued capital expenditures	$6,220	$16,714
Lease asset additions - ASC 842	$—	$1,573
Asset retirement obligations	$43	$23

Earthstone Energy, Inc.
Non-GAAP Financial Measures
Unaudited
The non-GAAP financial measures of Adjusted Diluted Shares, Adjusted EBITDAX, Adjusted Net Income, All-In Cash Costs and Free Cash Flow, as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX and Adjusted Net Income are presented herein and reconciled from the GAAP measure of net income (loss) because of their wide acceptance by the investment community as a financial indicator.

I. Adjusted Diluted Shares

We define “Adjusted Diluted Shares” as the weighted average shares of Class A Common Stock - Diluted outstanding plus the weighted average shares of Class B Common Stock outstanding.

Our Adjusted Diluted Shares measure provides a comparable per share measurement when presenting results such as Adjusted EBITDAX and Adjusted Net Income that include the interests of both Earthstone and the noncontrolling interest. Adjusted Diluted Shares is used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business, none of which should be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance.

Adjusted Diluted Shares for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Class A Common Stock - Diluted	29,858,162	29,228,886	29,677,795	28,808,205
Class B Common Stock	35,059,412	35,423,551	35,145,179	35,437,786
Adjusted Diluted Shares	64,917,574	64,652,437	64,822,974	64,245,991

II. Adjusted EBITDAX

The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, this non-GAAP measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net (loss) income because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net (loss) income plus, when applicable, accretion of asset retirement obligations; impairment expense; depreciation, depletion and amortization; interest expense, net; transaction costs; loss (gain) on sale of oil and gas properties, net; rig termination expense; exploration expense; unrealized loss (gain) on derivative contracts; stock-based compensation (non-cash); and income tax (benefit) expense.

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net (loss) income to Adjusted EBITDAX for the periods indicated:

($000s, except per Boe data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net (loss) income	$(35,909)	$19,536	$805	$(18,907)
Accretion of asset retirement obligations	46	54	90	108
Depreciation, depletion and amortization	22,902	14,197	47,558	28,202
Impairment expense	62	—	60,433	—
Interest expense, net	1,285	1,677	3,021	3,126
Transaction costs	(463)	212	381	582
Loss (gain) on sale of oil and gas properties	6	201	(198)	326
Rig termination expense	426	—	426	—
Exploration expense	(3)	—	298	—
Unrealized loss (gain) on derivative contracts	50,036	(4,902)	(40,009)	48,354
Stock based compensation (non-cash)(1)	2,568	2,261	5,262	4,473
Income tax (benefit) expense	(1,110)	613	(18)	153
Adjusted EBITDAX	$39,846	$33,849	$78,049	$66,417
Total production (MBoe)(2)(3)	1,233	1,156	2,668	2,164
Adjusted EBITDAX per Boe	$32.30	$29.29	$29.25	$30.69

(1)	Included in General and administrative expense in the Condensed Consolidated Statements of Operations.

(2)	Represents reported sales volumes.

(3)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

III. Adjusted Net Income

We define “Adjusted Net Income” as net (loss) income plus, when applicable, unrealized loss (gain) on derivative contracts; impairment expense; loss (gain) on sale of oil and gas properties; write-off of deferred financing costs; transaction costs; and the associated changes in estimated income tax.

Our Adjusted Net Income measure provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net (loss) income to Adjusted Net Income for the periods indicated:

($000s, except share and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net (loss) income	$(35,909)	$19,536	$805	$(18,907)
Unrealized loss (gain) on derivative contracts	50,036	(4,902)	(40,009)	48,354
Impairment expense	62	—	60,433	—
Loss (gain) on sale of oil and gas properties	6	201	(198)	326
Transaction costs	(463)	212	381	582
Income tax effect of the above	(945)	92	(392)	(1,011)
Adjusted Net Income	$12,787	$15,139	$21,020	$29,344
Adjusted Diluted Shares	64,917,574	64,652,437	64,822,974	64,245,991
Adjusted Net Income per Adjusted Diluted Share	$0.20	$0.23	$0.32	$0.46

IV. All-In Cash Costs

We define “All-In Cash Costs” as lease operating expenses plus production and ad valorem taxes, interest expense, net, and general and administrative expense (excluding stock-based compensation).

Our All-In Cash Costs measure provides additional information that may be used to further understand our total cost of production. We use All-In Cash Costs as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. All-In Cash Costs should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. All-In Cash Costs, as used by us, may not be comparable to similarly titled measures reported by other companies.

All-In Cash Costs for the periods indicated:

($000s, except per Boe data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Lease operating expense	$5,588	$8,005	$14,927	$14,066
Production and ad valorem taxes	1,479	2,709	4,502	5,303
Interest expense, net	1,285	1,677	3,021	3,126
General and administrative expense (excluding stock-based compensation)	4,119	4,555	8,557	9,418
All-In Cash Costs	$12,471	$16,946	$31,007	$31,913
Total production (MBoe)(1)(2)	1,233	1,156	2,668	2,164
All-In Cash Costs per Boe	$10.11	$14.66	$11.62	$14.74

(1)	Represents reported sales volumes.

(2)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

V. Free Cash Flow

Free Cash Flow is a measure that we use as an indicator of our ability to fund our development activities. We define Free Cash Flow as Adjusted EBITDAX (defined above), less interest expense, less accrual-based capital expenditures.

Management believes that Free Cash Flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Free Cash Flow for the periods indicated:

($000s)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Adjusted EBITDAX	$39,846	$33,849	$78,049	$66,417
Interest expense, net	(1,285)	(1,677)	(3,021)	(3,126)
Capital expenditures (accrual basis)	(3,238)	(31,125)	(45,064)	(73,795)
Free Cash Flow	$35,323	$1,047	$29,964	$(10,504)